UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on May 18, 2004 as follows:

CLIFFS ANNOUNCES ASSUMPTION OF
WEIRTON SALES CONTRACT BY ISG

     Cleveland, OH – May 18, 2004 – Cleveland-Cliffs Inc (NYSE:CLF) announced today that as part of the acquisition of the assets of Weirton Steel by International Steel Group (ISG), ISG has assumed Cliffs’ pellet sales contract with Weirton with some modifications. The contract term is for 15 years with Cliffs supplying the majority of pellets required for the ISG-Weirton facility in 2004 and 2005 and all of ISG-Weirton’s pellet requirements thereafter. Cliffs sold 2.8 million tons of pellets to Weirton in 2003.

     On May 19, 2003, Weirton filed for Chapter 11 bankruptcy protection, and today finalized the sale of substantially all of its assets to ISG. ISG was formed in April 2002, and currently operates steel making assets acquired from LTV Steel, Acme Steel, and Bethlehem Steel.

     John S. Brinzo, Cliffs’ chairman and chief executive officer, said, “Weirton has been a valued customer of Cliffs for many years, and we are very pleased that we will continue to supply ISG-Weirton’s pellet requirements. It’s remarkable that in just over two years, ISG has become one of North America’s largest and most progressive steel companies. We are proud to be ISG’s primary iron ore supplier, and we look forward to building on the alliance we have established with them.”

     Cleveland-Cliffs, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America, and sells the majority of its pellets to integrated steel companies in North America and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * *

     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

     Actual results may differ materially from statements for a variety of factors, such as: changes in the demand for iron ore pellets by ISG, or events or circumstances that could impair or adversely impact the ability of Cliffs or ISG to perform under these arrangements.

     Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC
By: /s/ Donald J. Gallagher Name: Donald J. Gallagher Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: May 19, 2004

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